                                                                                       Exhibit 16.1

June 21, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C.  20549

         We have been  furnished  with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on June 19, 2006, being filed by our former client,  Advanced Lumitech, Inc. today. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very truly yours,

/s/ Carlin, Charron & Rosen LLP
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Carlin, Charron & Rosen LLP
Westborough, Massachusetts